Exhibit 99.1

THE NEW HOME COMPANY ANNOUNCES AUTHORIZATION OF $15 MILLION STOCK REPURCHASE PROGRAM

Aliso Viejo, California, Monday, May 14, 2018. The New Home Company Inc. (NYSE:NWHM) (the “Company”) today announced that on May 10, 2018 its Board of Directors approved a $15 million stock repurchase program.
“The Board’s authorization of a stock repurchase program reflects their confidence in our strategy and long-term outlook of the Company,” said New Home CEO Larry Webb. “Our strategy prioritizes deploying our capital to fund our growth and improve our returns. We believe we can capitalize on market conditions and repurchase our stock while continuing to make strategic land investments for our future. Overall, we believe this balanced approach is a great way to increase shareholder value.”

Under the repurchase program, the Company may repurchase its common stock with an aggregate value of up to $15 million. The repurchases of the Company’s shares may be made in the open market, in privately negotiated transactions, or otherwise. The timing and amount of repurchases, if any, will be determined by the Company’s management at its discretion and be based on a variety of factors such as the market price of the Company’s common stock, corporate and contractual requirements, prevailing market and economic conditions and legal requirements. The share repurchase program may be modified, suspended or discontinued at any time. The Company intends to retire any shares repurchased.
About The New Home Company

THE NEW HOME COMPANY is a publicly traded company listed on the New York Stock Exchange under the symbol “NWHM.” It is a next generation homebuilder focused on the design, construction and sale of innovative and consumer-driven homes in major metropolitan areas within select growth markets in California and Arizona, including coastal Southern California, the San Francisco Bay area, metro Sacramento and Phoenix. The Company is headquartered in Aliso Viejo, California. For more information about the Company and its new home developments, please visit the Company's website at www.NWHM.com.

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell, any stock of the Company’s common stock.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, anticipation, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” "should", “will” and similar expressions identify forward-looking statements, including statements related to the impairment charge with respect to certain land parcels and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future. The forward-looking statements in this press release speak only as of the date of this release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events.

Such risks, uncertainties and other factors include, among other things: our liquidity and availability, terms and deployment of capital; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; interest rate changes and the availability of mortgage financing; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the levels of our land spend; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws, including, but not limited to the Tax Cuts and Jobs Act which could have a greater impact on our effective tax rate or the value of our deferred tax assets than we anticipate; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses (including the sections captioned “Risk Factors” included in our annual report and other reports filed with the SEC). The Company undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in the Company’s expectations.

Contact:
Drew Mackintosh, Investor Relations
949-382-7838
investorrelations@thenewhomecompany.com